As filed with the Securities and Exchange Commission on January 20, 2010
Registration No. 333-153454

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Ocean Shore Holding Co.

and

Ocean City Home Bank Savings and Investment Plan

(Exact name of registrant as specified in its charter)

New Jersey	6035	80-0282446
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1001 Asbury Avenue

Ocean City, New Jersey 08226

(609) 399-0012

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Steven E. Brady

President and Chief Executive Officer

1001 Asbury Avenue

Ocean City, New Jersey 08226

(609) 399-0012

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Paul M. Aguggia, Esquire

Aaron M. Kaslow, Esquire

Kilpatrick Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC 20005

(202) 508-5800

Sale to the Public Concluded on December 18, 2009

This Post-Effective Amendment No. 3 is filed for the purpose of deregistering 2,242,175 shares of the $.01 par value common stock (the “Common Stock”) of Ocean Shore Holding Co. (the “Company”), heretofore registered and offered pursuant to the terms of the Subscription and Community Offering Prospectus and the Syndicated Community Offering Prospectus, each dated November 12, 2009 (collectively, the “Prospectus”). The remaining 7,307,590 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus, of which (1) 4,186,250 shares were sold in the subscription and community offering and syndicated community offering; and (2) 3,121,340 shares were exchanged in the exchange offering described therein.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ocean City, State of New Jersey on January 20, 2010.

Ocean Shore Holding Co.

Date: January 20, 2010	By:	/s/ Steven E. Brady
Steven E. Brady
President and Chief Executive Officer